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Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


Emerson Radio Corp. and Subsidiaries
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-63515) of Emerson Radio Corp. and Subsidiaries of our report dated May 20, 2005, except Note 6, as to which the date is June 27, 2005, relating to the consolidated financial statements and financial statement schedule of Emerson Radio Corp. and Subsidiaries, which appear in this Form 10-K.



                                                     /s/ BDO Seidman, LLP
                                                     --------------------


New York, New York

June 29, 2005